                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  FORM 8-K/A



                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                 June 29, 2000



                       BORON, LEPORE & ASSOCIATES, INC.
            (Exact name of Registrant as specified in its charter)



          Delaware                      000-23093                 22-2365997
(State or other jurisdiction           (Commission            (I.R.S Employer
     of incorporation)                 File Number)          Identification No.)

              17-17 Route 208 North, Fair Lawn, New Jersey 07410
             (Address of principal executive offices and zip code)

                                 201-791-7272
             (Registrant's telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

(a)  Financial Statements of Business Acquired

     (i)   Report of Independent Public Accountants.

     (ii)  Balance Sheets of Armand Scott, Inc. as of December 31, 1999 and
           1998.

     (iii) Statements of Income and Retained Earnings for the years ended December 31, 1999 and 1998.

     (iv)  Statements of Cash Flows for the years ended December 31, 1999 and
           1998.

     (v)   Notes to financial statements.

                         INDEPENDENT AUDITOR'S REPORT


Armand Scott, Inc.
Westwood, New Jersey


We have audited the accompanying balance sheets of Armand Scott, Inc. as of December 31, 1999 and 1998, and the related statements of income and retained earnings for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Armand Scott, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                        Flackman, Goodman & Potter, P.A.


March 23, 2000

                              ARMAND SCOTT, INC.

                                BALANCE SHEETS
                          December 31, 1999 and 1998
                          --------------------------




                                        ASSETS
                                                              1999             1998
                                                              ----             ----
CURRENT ASSETS
Cash                                                       $  844,975       $  137,399
Accounts receivable and accrued revenue                     5,911,049        2,206,473
Prepaid project and other expenses                            161,739          159,253
Marketable securities                                         139,913                -
                                                           ----------       ----------
    TOTAL CURRENT ASSETS                                    7,057,676        2,503,125

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net                     109,411           80,631

OTHER ASSET
Security deposits                                               5,411            6,085
                                                           ----------       ----------

TOTAL ASSETS                                               $7,172,498       $2,589,841
                                                           ==========       ==========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses                      $  548,843       $  404,953
Deferred revenues                                           3,394,680          706,379
Pension contributions payable                                 227,866          164,011
Deferred compensation payable                                 139,913                -
Income taxes payable                                            1,138                -
Deferred tax liabilities                                       48,000           15,100
Other current liabilities                                      31,243            1,000
                                                           ----------       ----------
    TOTAL CURRENT LIABILITIES                               4,391,683        1,291,443
                                                           ----------       ----------

COMMITMENTS

STOCKHOLDERS' EQUITY
Common stock, no par value, 2,500 shares
 authorized, 105 issued and outstanding                        20,760           20,760
Retained earnings                                           2,760,055        1,277,638
                                                           ----------       ----------
   TOTAL STOCKHOLDERS' EQUITY                               2,780,815        1,298,398
                                                           ----------       ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $7,172,498       $2,589,841
                                                           ==========       ==========


The accompanying notes are an integral part of these financial statements.

                              ARMAND SCOTT, INC.

                  STATEMENTS OF INCOME AND RETAINED EARNINGS
                For the Years Ended December 31, 1999 and 1998
                ----------------------------------------------

                                                       1999            1998
                                                       ----            ----
PROJECT REVENUES                                   $13,680,163      $8,149,347

PROJECT EXPENSES                                     9,337,756       5,585,246
                                                   -----------      ----------

GROSS PROFIT                                         4,342,407       2,564,101

OPERATING EXPENSES                                   2,850,434       1,963,099
                                                   -----------      ----------

OPERATING INCOME                                     1,491,973         601,002

OTHER INCOME AND EXPENSE
 Interest and dividend income                           24,540           7,170
 Interest expense                                            -          (2,699)
                                                   -----------      ----------

INCOME BEFORE PROVISION FOR STATE
 INCOME TAXES                                        1,516,513         605,473
Provision for state income taxes                        34,096           1,892
                                                   -----------      ----------

NET INCOME                                           1,482,417         603,581

RETAINED EARNINGS - beginning                        1,277,638         674,057
                                                   -----------      ----------

RETAINED EARNINGS - ending                         $ 2,760,055      $1,277,638
                                                   ===========      ==========


The accompanying notes are an integral part of these financial statements.

                              ARMAND SCOTT, INC.

                           STATEMENTS OF CASH FLOWS
                For the Years Ended December 31, 1999 and 1998
                ----------------------------------------------

                                                                1999            1998
                                                                ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                     $ 1,482,417      $ 603,581
 Depreciation                                                        28,996         21,011
 Deferred income taxes                                               32,900           (200)
 Changes in operating assets and liabilities:
  Accounts receivable and accrued revenue                        (3,704,576)      (397,237)
  Prepaid projects and other expenses                                (2,486)      (112,483)
  Other assets                                                          674              -
  Accounts payable and accrued expenses                             143,890       (557,837)
  Deferred revenues                                               2,688,301        479,236
  Pension contribution payable                                       63,855        107,340
  Other current liabilities                                         171,294            435
                                                                -----------      ---------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                      905,265        143,846
                                                                -----------      ---------

CASH FLOWS USED IN INVESTING ACTIVITIES
 Purchases of investments, net                                     (139,913)             -
 Purchase of equipment and leasehold improvements                   (57,776)       (44,232)
                                                                -----------      ---------
     NET CASH USED BY INVESTING ACTIVITIES                         (197,689)       (44,232)
                                                                -----------      ---------

CASH FLOWS USED IN FINANCING ACTIVITIES
 Repayment of bank loan payable                                           -       (130,000)
                                                                -----------      ---------

NET INCREASE (DECREASE) IN CASH                                     707,576        (30,386)

CASH - beginning of year                                            137,399        167,785
                                                                -----------      ---------

CASH - end of year                                              $   844,975      $ 137,399
                                                                ===========      =========


SUPPLEMENTAL DISCLOSURE:
Cash paid during the year for:
 Interest                                                       $         -      $   2,699
                                                                ===========      =========
 Income taxes                                                   $     1,058      $   1,092
                                                                ===========      =========

The accompanying notes are an integral part of these financial statements.

                              ARMAND SCOTT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                For the Years Ended December 31, 1999 and 1998
                ----------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description
--------------------

Armand Scott, Inc. ("the Company") creates, designs, develops, implements and monitors medical education programs and services for clients in the pharmaceutical, medical device and biotechnology industries. The Company's clients are located throughout the United States and Canada.

Marketable Securities
---------------------

Available for sale securities consist of mutual funds not classified as trading securities nor as securities to be held-to-maturity. Securities available for sale are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains and losses on securities available for sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income. Gains and losses on the sale of available for sale securities are determined using the specific identification method.

Declines in the fair value of individual available for sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write-downs would be included in earnings as realized losses.

Equipment and Leasehold Improvements
------------------------------------

Equipment and leasehold improvements are carried at cost less accumulated depreciation. Depreciation is based on the estimated useful lives of depreciable assets and is calculated using the straight-line method. When property is disposed of, the asset and related accumulated depreciation are removed from the accounts. Any resulting gain or loss is reflected in income. Maintenance and repairs are expensed when incurred.

Revenue Recognition
-------------------

Project revenues and project costs are recognized when the project is completed. Completed projects which have not been billed are included in accounts receivable and accrued revenue; payments received prior to the project being completed are recorded as deferred revenues.

Income Taxes
------------

The Company has elected to be taxed as "S" corporation under the Internal Revenue Code and applicable states statutes. The stockholders of the corporation are taxed on their proportionate share of the Company's taxable income on their personal tax returns. The portion of the states income tax that is the responsibility of the Company is provided for, using statutory rates.

                              ARMAND SCOTT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                For the Years Ended December 31, 1999 and 1998
                ----------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes (continued)
------------

Deferred income taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent future tax consequences of those differences that will either be taxable or deductible when the related assets and liabilities are recovered or settled.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results could differ from those estimates.

2.   INVESTMENTS

Marketable securities available for sale at December 31, 1999 totaled $139,913. The Company's intention is to use these investments to fund compensation for an individual employee, as discussed in Note 7. The cost of these securities approximates market value.

3.   EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Components of equipment and leasehold improvements, and their respective useful lives, are as follows:

                                          1999         1998      Useful Lives
                                          ----         ----      ------------

          Equipment                       $249,592     $191,816     5 - 7 years
          Leasehold improvements             1,500        1,500        31 years
                                          --------     --------
                                           251,092      193,316
          Accumulated depreciation         141,681      112,685
                                          --------     --------

          Equipment and leasehold
          improvements, net               $109,411     $ 80,631
                                          ========     ========

Depreciation expense for the years ending December 31, 1999 and 1998 total $28,996 and $21,011, respectively.

                              ARMAND SCOTT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                For the Years Ended December 31, 1999 and 1998
                ----------------------------------------------


4.   BANK LOAN PAYABLE

The Company has a line of credit with Fleet Bank with maximum borrowing of $350,000. Interest is payable at .75% above the prime rate. The agreement expires December 2000. Outstanding balances at December 31, 1999 and 1998 total $0.

5.   INCOME TAXES

The provision for state income taxes consist of:

                                               1999          1998
                                               ----          ----
           Current taxes                       $ 1,196       $ 2,092
           Deferred taxes                       32,900          (200)
                                               -------       -------
           Total provision for state
           income taxes                        $34,096       $ 1,892
                                               =======       =======

The Company provides for deferred taxes on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes. The differences relate primarily to depreciable assets and different methods of accounting for income tax purposes.

The Company's net deferred tax liability at December 31, 1999 and 1998 consist of:

                                               1999          1998
                                               ----          ----

          Deferred tax liability               $114,000      $ 25,200
          Deferred tax asset                    (66,000)      (10,100)
                                               --------      --------

          Net Deferred Tax Liability           $ 48,000      $ 15,100
                                               ========      ========

6.   RETIREMENT PLANS

Substantially all Company employees are covered under a money purchase plan and a profit sharing plan with a 401(k) salary deferral feature. The money purchase plan requires annual contributions of 10% of eligible employees' salaries. The Company does not match employee salary deferrals, however, at its discretion, the Company may make contributions to the profit sharing plan. Contributions to the plans for the years ended December 31, 1999 and 1998 total $227,866 and $164,011, respectively.

                              ARMAND SCOTT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                For the Years Ended December 31, 1999 and 1998
                ----------------------------------------------


7.   DEFERRED COMPENSATION ARRANGEMENT

The Company has a non-qualified deferred compensation arrangement with an employee whereby contributions are made to a trustee on behalf of the employee's benefit. The arrangement, which was funded during 1999 with a contribution of $150,000 allows for discretionary withdrawals. During 1999 $15,000 was withdrawn, and $4,913 of earnings were added to the fund balance.

8.   CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company grants credit terms in the normal course of business to its customers. Except as detailed below, concentrations of credit risk with respect to these trade receivables are considered minimal due to the customers' geographic dispersion. As part of its ongoing control procedures, the Company monitors the credit worthiness of its customers. The Company does not normally require collateral or other security to support credit sales. For the years ended December 31, 1999 and 1998 the Company has three and two customers whose project revenues represent 75% ($10,227,000) and 79% ($6,435,000) of total project revenues, respectively. Accounts receivable from these customers total $4,074,000 and $1,855,000 for the years ended December 31, 1999 and 1998, respectively. At December 31, 1999 the Company had cash in its bank in excess of the FDIC insurance limits.

9.   COMMITMENTS

The Company leases various office facilities under operating leases expiring through March 2003. Rent expense for the years ended December 31, 1999 and 1998 total $98,599 and $79,755, respectively.

Future minimum lease payments for the years ending December 31:

                    2000                  $ 54,412
                    2001                    47,400
                    2002                    50,400
                    2003                    42,000
                                          --------

                                          $194,212
                                          ========

(b)  Pro Forma Financial Information

     (i)   Historical Unaudited Condensed Balance Sheet as of June 30, 2000.

     (ii) Pro Forma Unaudited Condensed Statements of Operations for the six months ended June 30, 2000 and the year ended December 31, 1999.

     (iii) Notes to the Unaudited Pro Forma Condensed Financial Statements.


              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed financial statements give effect to the acquisition of Armand Scott, Inc. (AS) by Boron, LePore & Associates, Inc. (BLP) (the Transaction). These unaudited pro forma condensed financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Transaction occurred on an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

     The condensed historical financial statements for the periods presented are derived from the historical financial statements of BLP and AS. These condensed financial statements should be read in conjunction with the BLP December 31, 1999 Annual Report on Form 10-K and the quarterly report as of the June 30, 2000 on Form 10-Q in addition to the historical financial statements of AS, attached hereto. The historical financial statements as of June 30, 2000 and for the six months ended June 30, 2000 are unaudited and have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of BLP's and AS's management, includes all adjustments necessary for a fair presentation of information for such periods.

     Pursuant to Regulation S-X, a pro forma condensed balance sheet as of June 30, 2000 is not required since the Transaction is already reflected in BLP's historical unaudited condensed balance sheet as of June 30, 2000. There are no pro forma adjustments necessary to the June 30, 2000 historical balance sheet.

     Pro forma unaudited condensed statements of operations are provided for the six months ended June 30, 2000 and the year ending December 31, 1999, giving effect to the Transaction as though it had occurred at the beginning of the earliest period presented.

Historical Unaudited Condensed Balance Sheet
As of June 30, 2000
(in thousands)

                                                                  Historical
                                                              -----------------
                                                               Boron, LePore &
                                                               Associates, Inc.
                                                               ----------------

ASSETS

Current assets:
Cash and cash equivalents                                      $         28,149
Accounts receivable, net                                                 36,312
Prepaid expenses and other current assets                                 4,602
                                                               ----------------

Total current assets                                                     69,063

Furniture, fixtures and equipment, at cost,
  net of accumulated depreciation                                         6,702

Intangible assets, net                                                   45,661
Other assets                                                                568
                                                               ----------------

Total assets                                                   $        121,994
                                                               ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                                               $          4,900
Accrued payroll                                                           3,043
Accrued expenses                                                         10,375
Deferred revenue                                                          7,583
                                                               ----------------

Total current liabilities                                                25,901
                                                               ----------------

Other liabilities                                                            23
                                                               ----------------

Commitments and contingencies

Stockholders' equity:
Common stock, $0.1 par value, 50,000 shares authorized
  17,110 issued and 12,169 outstanding                                      171
Treasury stock at cost, 4,941 shares                                    (29,456)
Additional paid-in capital                                              120,250
Retained earnings                                                         5,105
                                                               ----------------

Total stockholders' equity                                               96,070
                                                               ----------------

Total liabilities and stockholders' equity                     $        121,994
                                                               ================

Pro Forma Unaudited Condensed Statements of Operations
For the six months ended June 30, 2000
(in thousands, except per share data)

                                                           Historical
                                             ---------------------------------
                                                                                                   Pro Forma
                                              Boron, LePore &       Armand         Pro Forma       Combined
                                             Associates, Inc.     Scott, Inc.     Adjustments     BLP and AS
                                            ------------------   -------------    ------------    ----------

Revenues                                    $           78,213   $       9,683                    $    87,896
Cost of Sales                                           57,177           7,366                         64,543
                                            ------------------   -------------                    -----------

Gross profit                                            21,036           2,317                         23,353

Selling, general and administrative
expenses                                                18,363   $       1,365        $   275 (a)      20,003
                                            ------------------   -------------                    -----------
Operating income                                         2,673             952                          3,350

Interest income, net                                     1,301              53                          1,354
                                            ------------------   -------------                    -----------

Income before provision for income taxes                 3,974           1,005                          4,704

Provision for income taxes                               1,600               -        $   282 (c)       1,882
                                            ------------------   -------------                    -----------

Net income                                  $            2,374   $       1,005                    $     2,822
                                            ==================   =============                    ===========

Earnings per share-basic                    $             0.19                                    $      0.23
                                            ==================                                    ===========

Weighted average common shares
  outstanding-basic                                     12,236                            172 (e)      12,408
                                            ==================                                    ===========

Earnings per share-diluted                  $             0.19                                    $      0.22
                                            ==================                                    ===========

Weighted average common shares
  outstanding-diluted                                   12,383                            172 (e)      12,555
                                            ==================                                    ===========

 Pro Forma Condensed Statements of Operations
 For the year ended December 31, 1999
 (in thousands, except per share data)

                                                                            Historical
                                                                 --------------------------------
                                                                                                                    Pro Forma
                                                                   Boron, LePore &      Armand      Pro Forma       Combined
                                                                  Associates, Inc.    Scott, Inc.  Adjustments     BLP and AS
                                                                 ------------------   -----------  -----------     ----------
 Revenues                                                        $          149,448   $    13,680                  $  163,128
 Cost of Sales                                                              109,678         9,338                     119,016
                                                                 ------------------   -----------                  ----------

 Gross profit                                                                39,770         4,342                      44,112
                                                                 ------------------   -----------                  ----------

 Selling, general and administrative expenses                                38,942         2,850   $   550 (b)        42,342
 Provision for restructuring and other severance                              2,920             -                       2,920
 Goodwill impairment charge                                                     754             -                         754
                                                                 ------------------   -----------                  ----------

 Total operating expenses                                                    42,616         2,850                      46,016
                                                                 ------------------   -----------                  ----------

 Operating income                                                            (2,846)        1,492                      (1,904)

 Interest income                                                              1,873            25                       1,898
                                                                 ------------------   -----------                  ----------

 Income before provision for income taxes                                      (973)        1,517                          (6)

 Provision (benefit) for income taxes                                          (390)           34   $   354 (d)            (2)
                                                                 ------------------   -----------                  ----------

 Net income (loss)                                               $             (583)  $     1,483                  $       (4)
                                                                 ==================   ===========                  ==========

 Earnings per share-basic                                        $            (0.05)                               $    (0.00)
                                                                 ==================                                ==========

 Weighted average common shares
   outstanding-basic                                                         12,633                     172 (e)        12,805
                                                                 ==================                                ==========

 Earnings per share-diluted                                      $            (0.05)                               $    (0.00)
                                                                 ==================                                ==========

 Weighted average common shares
   outstanding-diluted                                                       12,633                     172 (e)        12,805
                                                                 ==================                                ==========

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

The unaudited pro forma condensed financial statements are presented for illustrative purposes only, giving effect to the Transaction. In accordance with SEC reporting rules, the pro forma unaudited condensed statements of income, and the historical statements from which they are derived, present only income from continuing operations and, therefore, do not include discontinued operations, extraordinary items and the cumulative effect of accounting changes, as applicable.

The accompanying unaudited pro forma condensed financial statements give effect to the acquisition of Armand Scott, Inc. (AS) by Boron LePore & Associates, Inc.
(BLP). The purchase price was $7.5 million in cash and 172,167 shares of its common stock. In addition BLP may be required to pay up to an additional $10.8 million in contingent cash and stock payments based on the achievement of certain operating income goals of the acquired business during the two-year period subsequent to the date of acquisition. Such contingent payments have been excluded from the pro forma presentation due to the uncertainty of their payout. The acquisition has been accounted for using the purchase method of accounting. The excess of the purchase price over net assets acquired was estimated to be approximately $8.2 million.

2.   PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been made to the unaudited condensed statements of operations, as applicable-

     (a) To record the amortization of goodwill and the non-compete agreement for the six months ended June 30, 2000 over their estimated useful lives of 15 and 3 years, respectively.

     (b) To record the amortization of goodwill and the non-compete agreements for the year ended December 31, 1999 over their estimated useful lives of 15 and 3 years, respectively.

     (c) To adjust the pro forma tax provision for the pro forma combined company. The tax rate utilized was approximately 40%, BLP's effective tax rate for the six months ended June 30, 2000.

     (d) To adjust the pro forma tax provision for the pro forma combined company. The tax rate utilized was approximately 40%, BLP's effective tax rate for the year ended December 31, 1999.

     (e) To show the issuance of 172,167 shares of common stock issued in the transaction.

(c)  Exhibits

Exhibit No.    Description
-----------    -----------

2.1 Asset Purchase Agreement, dated as of June 29, 2000, by and among Boron, LePore & Associates, Inc., BLPAS Acquisition Corp., Armand Scott, Inc., the Pallais Family Trust, Scott Pallais and Marline Pallais (incorporated by reference to the Boron, LePore & Associates, Inc. current report on form 8-K, filed with the Securities and Exchange Commission on July 13, 2000).

23.1           Consent of Arthur Andersen LLP

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 11, 2000                      BORON, LePORE & ASSOCIATES, INC.

                                          By:  /s/ Anthony J. Cherichella
                                          --------------------------------------

                                          Anthony J. Cherichella
                                          Chief Financial Officer, Secretary and
                                          Treasurer (Principal Financial and
                                          Accounting Officer)

                                 EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

2.1 Asset Purchase Agreement, dated as of June 29, 2000, by and among Boron, LePore & Associates, Inc., BLPAS Acquisition Corp., Armand Scott, Inc., the Pallais Family Trust, Scott Pallais and Marline Pallais (incorporated by reference to the Boron, LePore & Associates, Inc. current report on form 8-K, filed with the Securities and Exchange Commission on July 13, 2000).

23.1         Consent of Arthur Andersen LLP